WARRANT TRANSFER AGREEMENT

Warrant Transfer Agreement, dated May 16, 2008 (the "Agreement"), by and among the entities and individuals who sign the signature page hereof as Purchasers (each, a "Purchaser" and, collectively, the "Purchasers"), and the entity or individual who signs the signature page hereof as a Seller (the "Seller").

Background: The Purchasers and the Seller are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(1), 4(2) or Regulation D as promulgated by the United States Securities and Exchange Commission (the "**Commission**") under the Securities Act of 1933, as amended (the "**1933 Act**").

The Company has issued (i) 5,376,453 warrants, each exercisable to purchase one share of common stock, par value $.01 per share, of the Company ("**Common Stock**"), exercisable at a price of $2.8313 expiring August 10, 2012 (the "**$2.83 Warrants**"), issued pursuant to the Warrant Agreement, dated August 10, 2007 (the "**$2.83 Warrant Agreement**"), (ii) 206,000 warrants, each exercisable to purchase Common Stock, exercisable at a price per share of $16.65, expiring July 6, 2010 (the "**$16.65 Warrants**"), (iii) 11,000 warrants, each exercisable to purchase Common Stock, exercisable at a price per share of $7.50, expiring June 26, 2008 (the "**$7.50 Warrants**"), (iv) 11,000 warrants, each exercisable to purchase Common Stock, exercisable at a price per share of $8.75, expiring June 26, 2008 (the "**$8.75 Warrants**"), (v) 1,432,445 warrants, each exercisable to purchase Common Stock, exercisable at a price per share of $3.92, expiring September 26, 2012 (the "**$3.92 Warrants**"), (vi) 213,077 warrants, each exercisable to purchase Common Stock, exercisable at a price per share of approximately $3.92, expiring on dates through September 26, 2012 (the "**Additional Warrants**"), and (vii) 10,000 warrants, each exercisable to purchase Common Stock, exercisable at a price per share of $10.00, expiring June 26, 2008 (the "**$10.00 Warrants**", and collectively with the $2.83 Warrants, the $16.65 Warrants, the $7.50 warrants, the $3.92 Warrants, the Additional Warrants and the $8.75 Warrants the "**Exercise Warrants**"). In order to induce exercise of the Exercise Warrants, the Company is offering (the "**Warrant Offering**") to holders of Exercise Warrants (the "**Warrantholders**") for a period expiring at 3:30 p.m. on May 19, 2008 to reduce the exercise price per Exercise Warrant to $1.27[1] (payable in cash or by surrender of Company debt only) per share of Common Stock (the shares of Common Stock issuable upon exercise of the Exercise Warrants hereinafter referred to as the "**New Shares**") and to issue two new warrants to purchase Common Stock in the form attached hereto as Exhibit A (the "**New Warrants**") for each Exercise Warrant exercised pursuant to a Warrant Exercise Subscription Agreement (the "**Subscription Agreement**"). Holders of the $2.83 Warrants are requested to amend the Warrant Agreement to eliminate a requirement for a 30 day period for a temporary reduction in exercise price and to waive certain notice provisions contained therein to enable the Company to carry out the Warrant Offering. The New Warrants are exercisable for a term of five (5) years at an exercise price of $1.45[2]. The Subscription Agreement provides for registration of *inter alia* the New Shares and the shares issuable upon exercise of the New Warrants issuable in the

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1 The price shall be the closing sale price per share of the Common Stock on the date hereof ("**Market Value**") plus $.01. The closing sale price per share of the Common Stock on May 13, 2008 was $1.37 per share

2 The exercise price of the New Warrants shall be 115% of the Market Value.

Warrant Offering (the "**Registration Rights**"). The aggregate reduced exercise price per Exercised Warrant is hereinafter referred to as the "**Subscription Price**".

The New Shares and New Warrants are sometimes referred to herein as the "**Securities**."

The Company has also entered into a financial advisory agreement (the "**Financial Advisory Agreement**") with Empire Asset Management Company in connection with the Warrant Offering and the transactions contemplated in this Agreement. Under the Financial Advisory Agreement, Empire Asset Management Company will receive cash fees equal to 10% of the gross proceeds from the Warrant Offering, plus warrants (the "**Empire Warrants**") in substantially the form of the New Warrants to purchase a number of shares of Common Stock equal to 10% of the aggregate number of New Shares and New Warrants issued in the Warrant Offering at an exercise price equal to the Market Value plus $.01 and the New Warrant Price, respectively, and a non-accountable expense allowance of $35,000.

Holders of Exercise Warrants who do not wish to exercise all their Exercise Warrants in the Warrant Offering may execute this Agreement as a Seller and transfer such unexercised Exercise Warrants ("**Transfer Warrants**") to an accredited investor(s) as a Purchaser under this Agreement who will simultaneously exercise such Exercise Warrants, in exchange for delivery by such Purchasers to the Seller of one New Warrant issuable in the Warrant Offering per Exercise Warrant transferred, as provided in this Agreement.

IN CONSIDERATION OF THE MUTUAL PROMISES AND CONSIDERATION SET FORTH IN THIS AGREEMENT, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Sale of Transfer Warrants. Subject to the terms and conditions of this Agreement, the Purchasers agree to purchase from the Seller, and the Seller agrees to sell to the Purchasers, the number of Transfer Warrants, set forth opposite the Seller's name on the signature page hereof, with each Purchaser purchasing that number of Transfer Warrants from the Seller set forth on the signature page hereof, in exchange for a purchase price (the "Purchase Price") per Transferred Warrant equal to one New Warrant (the "**Transferred New Warrant**").

2. Closing. The purchase and sale of the Transfer Warrants shall take place at the offices of Hahn & Hessen LLP, counsel for the Company ("Counsel"), 488 Madison Avenue, New York, NY 10022 at 10:00 A.M. New York time on or about May 19, 2008, or at such other time and place as the Company completes the Warrant Offering (which time and place are designated as the "Closing"). At the Closing,

(a) the Seller shall deliver to Counsel the Transfer Warrants being sold hereunder;

(b) each Purchaser shall execute the Subscription Agreement for the Transfer Warrants purchased hereunder and deliver (i) such Transfer Warrants to the Company, and (ii) the Subscription Price for such Transfer Warrants by wire transfer to the Escrow Agent;

(c) the Company shall deliver to the Purchaser one share of Common Stock and one New Warrant for each Transfer Warrant exercised; and

(d) the Company shall deliver to the Seller one Transferred New Warrant for each Transfer Warrant so exercised by Purchasers.

Upon receipt of all such securities and notice from the Company that the Purchasers have paid the Purchase Price for their respective Transfer Warrants, Counsel shall release the Transfer Warrants to the Purchasers for immediate exercise, and the Transferred New Warrants to the Seller.

3. Purchaser Representations and Warranties. Each Purchaser hereby represents and warrants to and agrees with the Seller only as to such Purchaser that:

(a) Organization and Standing of the Purchasers. If such Purchaser is an entity, such Purchaser is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Purchaser has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as defined below), to which such Purchaser is a party, and to purchase and exercise the Transfer Warrants being sold to it hereunder. The execution, delivery and performance of this Agreement and the Warrant Offering Documents, to which such Purchaser is a party, by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Purchaser or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the Warrant Offering Documents, to which such Purchaser is a party, have been duly authorized, executed and delivered by such Purchaser and constitutes or shall constitute when executed and delivered, valid and binding obligations of such Purchaser enforceable against such Purchaser in accordance with the terms thereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents, to which such Purchaser is a party, and the consummation by such Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Purchaser). Such Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Transfer Warrants in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Sellers herein.

(d) Information on Company. Such Purchaser has had access at the EDGAR Website of the Commission to the Company's Form 10-K filed on April 15, 2008 for the fiscal year ended October 31, 2007, together with all subsequent filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports") and certain additional disclosures concerning the Company set forth on the Company Disclosure Letter attached hereto as Exhibit B.

(e) Information on Purchaser. Such Purchaser is, and will be at the time of the purchase and exercise of the Transfer Warrants, **either (i) an "accredited investor"** (as such term is defined in Regulation D promulgated by the Commission under the 1933 Act), or (ii) **not a U.S. person** (as such term is defined in Regulation S promulgated by the Commission under the 1933 Act). Such Purchaser is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Purchaser to utilize the information made available by the Company in the Reports to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. Such Purchaser has the authority and is duly and legally qualified to purchase and exercise the Transfer Warrants. Such Purchaser is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding such Purchaser is accurate.

(f) Purchase of Transfer Warrants. On the Closing Date, such Purchaser will purchase the Transfer Warrants as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g) Compliance with Securities Laws. Such Purchaser understands and agrees that the Transfer Warrants have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of such Purchaser contained herein), and that such Transfer Warrants (and the securities received upon exercise thereof other than the Transferred New Warrants) must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration. Such Purchaser will comply with all applicable rules and regulations in connection with the sales of Company Securities including laws relating to short sales. Notwithstanding anything to the contrary contained in this Agreement, such Purchaser may transfer (without restriction and without the need for an opinion of counsel) (i) the securities issued upon exercise of the Transfer Warrants to its Affiliates (as defined below) provided that each such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement and (ii) the Transferred New Warrants to the Seller. For the purposes of this Agreement, an "Affiliate" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. For purposes of this definition, "control" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(h) Legends. The Transfer Warrants and the Transferred New Warrants shall bear appropriate restrictive legends.

(i) Communication of Offer. At no time was such Purchaser presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising.

(j) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Transfer Warrants or the suitability of the investment in the Transfer Warrants, New Warrants or New Shares nor have such authorities passed upon or endorsed the merits of the offering of the Transfer Warrants, New Warrants or New Shares.

(k) Correctness of Representations. Such Purchaser represents as to such Purchaser that the foregoing representations and warranties are true and correct as of the date hereof and, unless such Purchaser otherwise notifies the Sellers prior to the Closing Date shall be true and correct as of the Closing Date.

(l) Survival. The foregoing representations and warranties shall survive the Closing Date.

(m) Amendment to $2.83 Warrant Agreement. If the Purchaser is acquiring $2.83 Warrants, the Purchaser hereby agrees and consents (i) to amend the definition of "Purchase Price" set forth in the $2.83 Warrant Agreement to delete the phrase "for a period of not less than 30 days on not less than 30 days' prior written notice to the Registered Holders", so that such definition shall read in its entirety: " 'Purchase Price' shall mean, subject to modification and adjustment as provided in Section 8, $2.8313 and further subject to the Company's right, in its sole discretion, to decrease the Purchase Price on notice to the Registered Holders." and (ii) that such amendment be effective immediately prior to the reduction of the Purchase Price (as newly defined in the $2.83 Warrant Agreement) pursuant to the Warrant Offering.

4. Seller Representations and Warranties. The Seller represents and warrants to and agrees with each Purchaser that:

(a) Organization and Standing of the Seller. If the Seller is an entity, the Seller is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. The Seller has the requisite power and authority to enter into and perform this Agreement, to transfer the Transfer Warrants sold by Seller hereunder, and to purchase the Transferred New Warrants delivered to it hereunder. The execution, delivery and performance of this Agreement by the Seller and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of the Seller or its Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by the Seller and constitutes, or shall constitute when executed and delivered, valid and binding obligations of the Seller enforceable against the Seller in accordance with the terms thereof.

(c) No Conflicts. The execution, delivery and performance of this Agreement, and the consummation by the Seller of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Seller's charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Seller is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Seller or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Seller). The Seller is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement.

(d) Ownership of Transfer Warrants. The Seller owns all right, title and interest (legal and beneficial) in and to all of the Transfer Warrants being sold by him pursuant to this Agreement free and clear of all liens, including without limitation any lien, pledge, claim, security interest, encumbrance, mortgage, assessment, charge, restriction or limitation of any kind, whether arising by agreement, operation of law or otherwise except those that may be imposed under applicable state or federal securities laws. Upon delivery and payment for the Transfer Warrants sold by the Seller, the Purchasers shall acquire valid and unencumbered title to such Transfer Warrants. No person has any agreement, option, understanding or commitment (oral or in writing) with the Seller, or any right or privilege capable of becoming an agreement, option or commitment, for the purchase or acquisition from the Seller of any of the Transfer Warrants.

(e) Enforceability. This Agreement constitutes a valid and legally binding obligation of the Seller, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) as rights to indemnity may be limited under federal or state securities law or principals of public policy thereunder.

(f) Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, state or local governmental authority or other party on the part of the Seller is required in connection with the consummation of the transactions contemplated by this Agreement, except those that may be required under applicable state or federal securities laws.

(g) Receipt of Information. The Seller hereby acknowledges that he, she or it has not relied on the Purchasers in making his, her or its divestment decision to sell the Transfer Warrants.

(h) Information Concerning Company. The Seller disclaims (i) knowledge of any information concerning the Company, including without limitation the Reports and the Company Disclosure Letter, and (ii) any representation concerning the terms or enforceability of the Transfer Warrants or the Transferred New Warrants.

(i) No General Solicitation. Neither the Seller, nor any of his or its affiliates, nor to his or its knowledge, any person acting on his behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Transfer Warrants.

(j) Amendment to $2.83 Warrant Agreement. If the Seller is transferring $2.83 Warrants, the Seller hereby agrees and consents (i) to amend the definition of "Purchase Price" set forth in the $2.83 Warrant Agreement to delete the phrase "for a period of not less than 30 days on not less than 30 days' prior written notice to the Registered Holders", so that such definition shall read in its entirety: " 'Purchase Price' shall mean, subject to modification and adjustment as provided in Section 8, $2.8313 and further subject to the Company's right, in its sole discretion, to decrease the Purchase Price on notice to the Registered Holders." and (ii) that such amendment be effective immediately prior to the reduction of the Purchase Price (as newly defined in the $2.83 Warrant Agreement) pursuant to the Warrant Offering.

5. Company Covenants.

(a) The Company agrees to cooperate in completing the transactions set forth in this Agreement.

(b) The Company shall include the shares of Common Stock issuable upon exercise of the Transferred New Warrants as Registrable Shares pursuant to (and as defined in) the Subscription Agreement, with equivalent registration rights provided to subscribers (including the Purchasers) under the Subscription Agreement.

6. Miscellaneous.

(a) Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be as set forth on Schedule A, unless changed by notice in accordance with this Section.

(b) Entire Agreement; Assignment. This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the Seller and the Purchaser or as described in this Agreement. Neither the Seller nor the Purchaser has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.

No right or obligation of the Seller shall be assigned without prior notice to and the written consent of the Purchaser.

(c) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d) Law Governing this Agreement. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. **The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Seller agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.** The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e) Specific Enforcement, Consent to Jurisdiction. The Seller and Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to the other provisions of this Agreement, the Seller hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f) Captions; Certain Definitions. The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(g) Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(h) Independent Nature of Purchasers. The Seller acknowledges that the obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under the Agreement or a Subscription Agreement. Each Purchaser acknowledges that each Purchaser has represented that the decision of each Purchaser to purchase Transfer Warrants has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser or any of its agents or employees shall have any liability to any Purchaser (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained in this Agreement, and no action taken by any Purchaser pursuant hereto shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its or his rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Seller acknowledges that it or he has elected to provide all Purchasers with the same terms and this Agreement for the convenience of the Seller and not because the Seller was required or requested to do so by the Purchasers. Each Seller acknowledges that such procedure with respect to this Agreement in no way creates a presumption that the Purchasers are in any way acting in concert or as a group with respect to this Agreement or the transactions contemplated thereby.

(i) Indemnification. The Subscriber agrees to indemnify and hold harmless the Purchasers against any and all loss, liability, claim, damage and expense whatsoever (including without limitation reasonable attorneys fees and expenses) arising out of or based upon any false representation or warranty of, or breach or failure by the Subscriber to comply with any covenant made by, the Subscriber herein. Each Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Subscriber against any and all loss, liability, claim, damage and expense whatsoever (including without limitation reasonable attorneys fees and expenses) arising out of or based upon any

false representations or warranty of, or breach or failure to comply with any covenant made by, such Purchaser herein.

(j) Expenses. Except as specifically provided herein, each party shall bear its respective expenses in connection with the transactions contemplated in this Agreement.

(k) Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SIGNATURE PAGE TO WARRANT TRANSFER AGREEMENT

Please acknowledge your acceptance of the foregoing Warrant Transfer Agreement, dated as of May __, 2008, by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

	# of TRANSFER WARRANTS
Name of Seller: ____________________ **Address:** ____________________ **Fax No.:** ________________ **Social Security Number** or Taxpayer ID# (if applicable): _______________ Jurisdiction of organization (for entities): ______________ ____________________ **(Signature)** Name: ________________ Title: _________________	____________
Name of Purchaser: ____________________ **Address:** ____________________ **Fax No**.: ________________ **Social Security Number** or Taxpayer ID# (if applicable): _______________ Jurisdiction of organization (for entities): ______________ **U.S. person [please initial]: yes ___ no ___** ____________________ **(Signature)** By: __________________ Name: ________________ Title: _________________	____________

SIGNATURE PAGE TO WARRANT TRANSFER AGREEMENT

	# of TRANSFER WARRANTS
Name of Purchaser: ______________________________ **Address:** ______________________________ **Fax No.:** _______________________ **Social Security Number** or Taxpayer ID# (if applicable): ______________________ Jurisdiction of organization (for entities): _____________________ **U.S. person [please initial]: yes ___ no ___** ______________________________ **(Signature)** By: ____________________________ Name: _________________________ Title: __________________________	______________

The Company acknowledges receipt of this Agreement and agrees to be bound by the provisions of Section 5 hereof.

NEONODE INC.

By: __________________________

Exhibit A

Form of Warrant

Exhibit B

Company Disclosure Letter